United States
Securities and Exchange Commission
Washington, D. C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.__)

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SYNALLOY CORPORATION
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On June 3, 2020, members of the management of Synalloy Corporation (the "Company") presented the presentation attached below to Institutional Shareholder Services Inc. The Company also intends to use the presentation for discussions with its shareholders in connection with the Company's 2020 annual meeting of shareholders.

Synalloy

BUILDING LONG-TERM VALUE FOR SHAREHOLDERS



INVESTOR PRESENTATION

JUNE 2020

DISCLAIMER

Forward-Looking Statement

This presentation includes and incorporates by reference "forward-looking statements" within the meaning of the federal securities laws. All statements that are not historical facts are "forward-looking statements." The words "estimate", "project", "intend", "expect", "believe", "should", "anticipate", "hope", "optimistic", "plan", "outlook", "could", "may" and similar expressions identify forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, including without limitation those identified below, which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements. The following factors could cause actual results to differ materially from historical results or those anticipated: adverse economic conditions; the impact of competitive products and pricing; product demand and acceptance risks; raw material and other increased costs; raw materials availability; employee relations; ability to maintain workforce by hiring trained employees; labor efficiencies; customer delays or difficulties in the production of products; new fracking regulations; a prolonged decrease in oil and nickel prices; unforeseen delays in completing the integrations of acquisitions; risks associated with mergers, acquisitions, dispositions and other expansion activities; financial stability of our customers; environmental issues; negative or unexpected results from tax law changes; unavailability of debt financing on acceptable terms and exposure to increased market interest rate risk; inability to comply with covenants and ratios required by our debt financing arrangements; ability to weather an economic downturn; loss of consumer or investor confidence; risks relating to the impact and spread of COVID-19; and other risks detailed from time-to-time in the Company's Securities and Exchange Commission filings. The Company assumes no obligation to update the information included in this presentation.

Important Other Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company's shareholders in connection with the Company's 2020 Annual Meeting of Shareholders. The Company has filed a definitive proxy statement and BLUE proxy card with the SEC in connection with any such solicitation of proxies from the Company's shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING BLUE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, are set forth in the definitive proxy statement and other materials filed with the SEC in connection with the 2020 Annual Meeting of Shareholders. Shareholders can obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC's website at www.sec.gov. Copies are also available at no charge at the Company's website at www.synalloy.com.

Non-GAAP Financial Information

Financial statement information included in this presentation includes non-GAAP (Generally Accepted Accounting Principles) measures and should be read along with tables which provide a reconciliation of non-GAAP measures to GAAP measures that have been included in earnings press releases and SEC filings. For non-GAAP measures related to fiscal years 2014, 2016, 2018 and 2019, respectively, see the Company's Current Reports on Form 8-K dated February 11, 2015, March 20, 2017, March 5, 2019 and March 6, 2020, respectively, which include a reconciliation of Net Income to Adjusted EBITDA pursuant to GAAP.

Adjusted Net (Loss) Income is a non-GAAP measure and excludes discontinued operations, goodwill impairment, stock option / grant costs, non-cash lease costs, acquisition costs, shelf registration costs, earn-out adjustments, gain on excess death benefit, realized and unrealized (gains) and losses on investments in equity securities, casualty insurance gain, all (gains) losses associated with a Sale Leaseback, and retention costs from net income. It also utilizes a constant effective tax rate to reflect tax neutral results.

Adjusted EBITDA is a non-GAAP measure and excludes discontinued operations, goodwill impairment, interest expense, change in fair value of interest rate swap, income taxes, depreciation, amortization, stock option / grant costs, non-cash lease cost, acquisition costs, shelf registration costs, earn-out adjustments, gain on excess death benefit, realized and unrealized (gains) and losses on investments in equity securities, casualty insurance gain, all (gains) losses associated with a Sale Leaseback, and retention costs from net income.

Management believes that these non-GAAP measures provide additional useful information to allow readers to compare the financial results between periods. Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the Company's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results or financial condition as reported under GAAP

TABLE OF CONTENTS

Synalloy



EXECUTIVE SUMMARY

EXECUTIVE SUMMARY

Synalloy is a top-performing metals and specialty chemicals business

- Synalloy outperformed peers through the business cycle peak at YE 2018
- 2019's infrastructure spending recession led to a decline in volumes and prices, which hurt Synalloy's primary business, Bristol Metals
- Synalloy has reacted aggressively, cutting costs and debt, and has grown market share in 2020
- Synalloy is a cyclical business that must be evaluated from peak-to-peak and trough-to-trough, not year-to-year
- From the time Mr. Bram became CEO of Synalloy through May 31, 2020, our stock outperformed the median TSR of the peer group selected by ISS

Synalloy has the right plan and team to create value for shareholders

- Strategic plan focuses on profitable growth, cost management, safe operations and balance sheet management
- Synalloy has a history of successfully acquiring, integrating and operating complex, cyclical manufacturing businesses
- Executive team and Board are experienced and qualified, with years of transparent, excellent business performance; CEO has been active buyer of Synalloy stock in the open market
- The Company is committed to running a full strategic alternatives process as soon as feasible (post COVID-19 crisis)

Privet and UPG are running a disingenuous campaign to gain control of the Board and business of Synalloy

- Privet praised Synalloy and its management, and coveted Synalloy's assets and operations, for years
- Privet was stymied in its acquisition efforts by its own failure to secure financing
- Now, Privet and UPG have manufactured disingenuous, false and misleading complaints to gain control of the Board and business of Synalloy without paying shareholders a premium or having to finance an acquisition
- Privet and UPG never approached Synalloy with any complaint or demand before nominating a control slate

Synalloy

EXECUTIVE SUMMARY (CONTINUED)

UPG's interest appears to be in integrating its opaque business with Synalloy, presumably to benefit UPG

- If successful in this campaign, the dissidents intend to name UPG's co-founder and manager as interim CEO of Synalloy and then "integrate" UPG and Synalloy's supply chain, marketing, back office and technology operations
- We do not believe there is anything to be gained for Synalloy with such an integration
- UPG's conflict of interest and desire to cost share / shift with Synalloy may make Synalloy unattractive to an acquiror, precluding a value maximizing deal for Synalloy shareholders

Privet and UPG's stated operating plan is a hollow platform and there is no evidence that the dissident nominees can execute on it

- The dissident's "plan" does not reflect an understanding or appreciation for Synalloy's complex operations, markets or value drivers
- No one on the dissident's slate appears to have operated or overseen a similar business
- The dissident nominees have significant conflicts of interest, some of which have not been disclosed by the dissidents

Because of cumulative voting, the dissidents are assured of significant Board representation even without any unaffiliated shareholder support

- Cumulative voting is extremely rare in election contests and should be a critical consideration for shareholders who wish to avoid unintended consequences
- The dissidents will likely elect three directors, even without any other shareholder support
- With even modest support from shareholders, the dissidents could obtain control of Synalloy despite Synalloy's long record of successful operations and TSR outperformance

OVERVIEW OF SYNALLOY CORPORATION

A family of metals and specialty chemicals businesses with long operating histories and proven management teams

- Manufacturer of welded stainless steel pipe, liquid storage tanks, specialty pipe and tube and specialty chemicals
- Leading market share in **the highly cyclical business** of welded stainless steel pipe
- Among the top performers in the metals sector, outperforming the median of peers and most of the companies that supply, compete with or buy our products*
- At December 31, 2019, Synalloy had 606 employees; 41% represented by unions in three facilities; collective bargaining contracts expire in June 2020, January 2023 and July 2024
- Manufacturing recession in 2019 disproportionally impacted Synalloy and its largest business in a manner outside of management's control
- Synalloy has reacted swiftly: implementing a cost reduction plan, reducing debt and continuing to gain market share
- Board has committed to evaluating strategic alternatives post COVID-19, and believes there will be substantial strategic and private equity interest
- Added to the Russell 2000 Index in June 2019

Nasdaq

Market Cap (May 29, 2020)		**$85 million**
2019 Revenues	*Metals Businesses*	**$251 million**
	Chemicals Businesses	**$54 million**
2019 Adjusted EBITDA		**$13.5 million**
2019 YE Net Debt		**$71 million**

★ **Headquarters**
Richmond, VA

★ **Metals Businesses**
Munhall, PA
Bristol, TN
Troutman, NC
Statesville, NC
Mineral Ridge, OH
Houston, TX
Andrews, TX

★ **Chemicals Businesses**
Fountain Inn, SC
Cleveland, TN



Synalloy Metals	~80% of Revenues
BRISMET (Bristol Metals, LLC)	Cyclical Manufacturing
ASTI	Complex Manufacturing
Palmer of Texas	Complex Manufacturing
SPECIALTY Pipe & Tube	Distribution

Synalloy Chemicals	~20% of Revenues
Manufacturers Chemicals	Complex Manufacturing
CRItolling	Complex Manufacturing

** See Appendix for peer group definitions. The "Metals Group" includes suppliers, competitors and customers*

Synalloy

OVERVIEW OF PRIVET FUND

- **Activist hedge fund**, based in Atlanta, GA, targeting small-capitalization companies
- Synalloy shareholder since 2016; currently owns 16.8% of Synalloy
  - **April 23, 2019**: unsolicited offer to acquire Synalloy for $20 per share, which did not include financing source
  - **August 19, 2019:** unsolicited offer to acquire Synalloy for $18.50 per share, which did not include financing source
  - **December 3, 2019**: unsolicited offer to acquire Synalloy's Specialty Chemicals Segment in exchange for stock owned by Privet plus cash
- **Privet has a history of related-party transactions:** Obtained one board seat at Hardinge Inc. in 2016 and then, while serving on the board, acquired the company
- **Teamed up with UPG supposedly in March 2020 to gain control of** Synalloy's Board through a proxy contest
- Ben Rosenzweig, age 35, is a Partner with Privet and one of the Privet/UPG nominees. If elected, **we expect Mr. Rosenzweig will demand to be Synalloy's Chairman**

Most of Privet's public market investments appear to have lost significant value over time and in 2020, contradicting claims that Privet is a good allocator of capital

Privet Investment	Privet's Est. Return	YTD 2020 TSR
Great Lakes Dredge	68.0%	-18.2%
Amtech Systems	-12.4%	-26.8%
Synalloy	-16.8%	-27.7%
Universal Stainless	-50.4%	-47.4%
AgJunction	-62.5%	-37.3%
Jason Industries	-74.0%	-60.8%
Cicero	-75.9%	NM*
Potbelly	-82.3%	-50.2%
Russell 2000 (Reference Only)		*-15.6%*

** Trading for $0.01 per share*
Source: FactSet. Covers all known equity positions held by Privet
Estimated returns are calculated by FactSet through May 31, 2020. YTD 2020 TSR through May 31, 2020

Synalloy

OVERVIEW OF UPG ENTERPRISES

- **UPG is a 6-year-old, privately-held collection of distribution businesses** with some manufacturing assets
- Since inception, UPG has grown aggressively through acquisitions and now boasts $725 million in revenues* or $750 million in revenues**
- **UPG began buying Synalloy stock in January 2020**, and currently owns 8% of Synalloy
    - UPG disclosed its investment to Synalloy for the first time on March 5, 2020, at the same time it filed its 13D
    - On the same day, UPG and Privet disclosed an "Agreement" representing a combined 25% ownership
- UPG and Privet have teamed up to gain control over the Board and business of Synalloy, but there is no disclosure of how UPG and Privet met and agreed to this plan or why UPG made an investment in a public company
- Chris Hutter, age 40, is a co-founder of UPG and one of the Privet/UPG nominees. **Mr. Hutter is demanding to become Synalloy's interim CEO**

What is **not known** about UPG

- Detailed description of UPG's businesses and key markets
- Revenue trends (especially organic revenue growth/decline)
- Profitability, cash flow, cash conversion or trends on any of these key metrics
- SG&A expenses as a percentage of revenue
- Any key performance indicators (volume, realized prices, customer churn, competitive successes)
- Degree of acquisition integration or synergy realization
- Management backgrounds, employee churn, culture, health and safety records
- Returns on assets, invested capital or assets
- Returns to investors
- Compensation to Mr. Hutter and others
- Capital structure, liquidity, leverage levels, debt maturities or capital expenditures
- Capital spent on, or valuations of, acquisitions

** Privet / UPG proxy filing, April 9, 2020*
*** Ben Rosenzweig interview with The Deal, March 30, 2020*

Synalloy

WE HAVE ACTIVELY ENGAGED WITH PRIVET FOR 3+ YEARS

Management and the Board have conducted dozens of meetings and calls with Privet since 2016

- During nearly every interaction—until December 2019—Privet was exceedingly complimentary of the business, operations, management and strategy
- In October 2018, The Company entered into a mutual NDA to facilitate providing non-public information to Privet and to hear and further incorporate its feedback
- In June 2019, the Company gave Privet access to an electronic data room containing information requested by Privet
- Throughout October 2019, the Company had multiple conversations with Privet regarding a potential merger with Universal Stainless, a portfolio holding of Privet

The Board has been responsive to Privet's repeated bids for the Company, yet Privet gave no notice to resolve matters prior to its nominations

- Privet submitted unsolicited proposals to acquire Synalloy in April and August 2019, but was unable to demonstrate financing or ability to close
- Then, in December 2019, Privet sought to acquire Synalloy's Specialty Chemicals business in exchange for its shares and cash, which grossly undervalued the business
- The Company did not hear from Privet again until it filed its Schedule 13D/A—three months later—announcing its collaboration with UPG

Synalloy has made numerous efforts to avoid a proxy contest by meaningfully involving Privet and UPG in its ongoing governance and Board refreshment efforts

- In November 2019, the Company offered to nominate a Privet representative for election at the 2020 Annual Meeting
- In March 2020, the Company increased its offer to 2 out of 8 seats on the Board and membership on every board committee and other changes
- Privet never responded to these offers, instead teaming up with UPG to seek control
- Nevertheless, the Company has shown a sincere commitment to offering collaborative solutions to address the "concerns" Privet publicly claimed to have

IMPORTANT IMPACT OF CUMULATIVE VOTING IN THIS ELECTION

- Unlike all but a small handful of proxy contests, this election is governed by a **cumulative voting** standard
- Cumulative voting has the effect of proportional representation (i.e., a group of investors can elect a percentage of the Board approximately equal to their proportional ownership of the stock)*
  - Thus, unlike a typical proxy contest, **Privet and UPG are already assured of substantial Board representation** by virtue of their combined 25% ownership stake
  - Given the historical turnout in Synalloy annual meetings and the cumulative voting standard, we anticipate that Privet and UPG **will be able to replace three incumbent directors** even without much support from other shareholders**

The question for Synalloy's other shareholders is:
Do you support a change in control on the Board?

- Given that there will almost certainly be at least three replacements on the Board (of the incumbent eight directors), the question for shareholders is whether Privet and UPG's nominees should have even more influence, and the ability to block decisions or make their own decisions without the consent of any incumbents
- If a shareholder does not believe Privet and UPG should have a control block (4 or more of 8 seats), it should **vote Synalloy's BLUE proxy card**

Cumulative voting virtually guarantees Privet/UPG will obtain 3 Board seats



If you do not believe Privet and UPG should have control of Synalloy**

VOTE BLUE

** The outcome of a cumulative voting election also depends upon turnout among the shareholders. If there is low turnout, a voting shareholder will have more influence over the composition of the Board than its proportional ownership*
*** Assumes that voter turnout for the 2020 Annual Meeting is approximately the same as the turnout for the 2019 Annual Meeting. The dissidents would have voting power to elect 2.8 directors*


Synalloy
SYNALLOY IS A TOP-PERFORMING
METALS AND SPECIALTY CHEMICALS COMPANY

TOTAL SHAREHOLDER RETURNS EXCEED PEERS THROUGH 2018


TSR Since Craig Bram Became CEO (1/21/2011 to 12/31/2018)
S&P Small Cap 600 Steel -68%
2019 ISS Peer Group 6%
Privet's Peer Group 81%
Metals Peers 4%
Proxy Peers 20%
Synalloy 66%
-80% -60% -40% -20% 0% 20% 40% 60% 80% 100%


TSR Five Years (12/31/2013 to 12/31/2018)
S&P Small Cap 600 Steel -70%
2019 ISS Peer Group 2%
Privet's Peer Group -1%
Metals Peers -14%
Proxy Peers -14%
Synalloy 17%
-80% -70% -60% -50% -40% -30% -20% -10% 0% 10% 20% 30%


TSR Three Years (12/31/2015 to 12/31/2018)
S&P Small Cap 600 Steel 9%
2019 ISS Peer Group 51%
Privet's Peer Group 50%
Metals Peers 35%
Proxy Peers 19%
Synalloy 147%
0% 20% 40% 60% 80% 100% 120% 140% 160%


TSR One Year (12/31/2017 to 12/31/2018)
S&P Small Cap 600 Steel -45%
2019 ISS Peer Group -5%
Privet's Peer Group -23%
Metals Peers -19%
Proxy Peers -10%
Synalloy 26%
-50% -40% -30% -20% -10% 0% 10% 20% 30%

Source: FactSet. Peer groups are market cap weighted indexes. See Appendix for peer group definitions

Synalloy

SYNALLOY HAS DELIVERED STRONG FUNDAMENTAL PERFORMANCE

- Synalloy has been **managed well through business cycles**
  - Synalloy's business is **highly cyclical and depends on the industrial economy** and manufacturing demand
  - During successive cycles, **Synalloy has improved its performance in both peak years and trough years**
    - For its key Bristol Metals business, Synalloy achieved improved market share (from 13% to 22%), record adjusted EBITDA and a ROA expansion of 200 basis points in peak year 2018 compared to 2014
    - Our performance during trough year 2019 was significantly improved from 2016, the prior trough
  - Management team has exhibited strong leadership in the face of lower oil prices (which affects demand for liquid tanks) and the loss of a key specialty chemicals customer in 2014
- Synalloy has been **run efficiently**, with less SG&A expense than peers and a new cost cutting program that further reduced costs by $6 million
- Our **tuck-in acquisitions have performed well**, expanding our market share, product base, redundancy and manufacturing capabilities while reducing our cyclical volatility and providing good financial returns
- We have taken steps to **reduce the capital intensity of the business** and **manage our balance sheet**
  - In October 2016, closed on a $22 million sale leaseback to unlock capital from our real estate assets
  - Focused our capex spending on highest ROI projects
  - Generally maintained leverage of less than two times, except in down cycles / trough years
- Synalloy has brought and **won three anti-dumping lawsuits** to protect its market opportunity
- Synalloy has an **excellent safety and compliance record** and **strong union labor relations**

Glass Lewis Performance Evaluation (2019)


SHAREHOLDER WEALTH AND BUSINESS PERFORMANCE
SYNL
PEERS
40%
30%
20%
10%
0%
TSR
ROA
ROE

GLASS LEWIS

Source: Glass Lewis Proxy Paper, 2019

Synalloy

M&A ACTIVITY HAS BEEN DISCIPLINED AND ACCRETIVE

Since 2011, Synalloy has acquired six companies and divested/closed one business

- Acquisitions have added complementary product lines and capacity
- The Company reviews dozens of potential targets and transactions each year, but have remained disciplined in its M&A execution

Acquisition multiples have all been below 6x EBITDA

- With the exception of Palmer, transactions have performed to expectations
- The Company has successfully grown overall market share and revenue, while driving efficiencies in the acquired companies
- Palmer has performed according to plan in strong demand years, but has been the most volatile of any Synalloy business

Grouped and integrated acquisitions to leverage supply chain, cross-selling opportunities and executive talent

- Use common ERP system
- Shared corporate services

2011 – **June**: Launched Acquisition Initiative

2012 – Synalloy Metals – **August**: Acquired Palmer of Texas

2013 – Synalloy Chemicals – **August**: Acquired CRI Tolling

2014 – Synalloy Metals – **November**: Acquired Specialty Pipe & Tube; **June**: Closed Bristol Fab; **August**: Divested RamFab

2015

2016 – **June**: Heavy Wall Press (BRISMET)

2017 – Synalloy Metals – **March**: Acquired Munhall Stainless Steel Pipe & Tube

2018 – Synalloy Metals – **July**: Acquired Munhall Galvanized Pipe & Tube

2019 – Synalloy Metals – **January**: Acquired ASTI High End Ornamental Pipe & Tube

2019 WAS A DIFFICULT YEAR FOR MANUFACTURING AND STEEL



U.S. Purchasing Manager's Index*
RECESSION
2019
10-YEAR LOW
Sept. 2019, 47.8
65
60
55
50
45
40
35
30
2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019



Manufacturer's New Orders: Core Capital Goods**
Percent change year-over-year
Seasonally adjusted
2019
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
-50%
Jan-14 Jul-14 Jan-15 Jul-15 Jan-16 Jul-16 Jan-17 Jul-17 Jan-18 Jul-18 Jan-19 Jul-19



U.S. Industrial Production Index: Durable Manufacturing**
Seasonally adjusted
2019
110
108
106
104
102
100
Jan-14 Jul-14 Jan-15 Jul-15 Jan-16 Jul-16 Jan-17 Jul-17 Jan-18 Jul-18 Jan-19 Jul-19

"Data sources indicate decline....machinery manufacturing and fabricated metal products manufacturing each lost 1,700 jobs. ...in the August 2019 Manufacturing ISM report it was noted that the PMI had indicated contraction at 49.1% for the first time in 35 months."

THE TUBE & PIPE JOURNAL

Source: Tube and Pipe Market Update, Oct/Nov 2019 p 72

**Note: Readings below 50 indicate contraction. Source: Institute for Supply Management* ***Source: U.S. Census and Federal Reserve of St. Louis.*

STEEL PIPE AND TUBE SECTOR AFFECTED SHARPLY AND UNEXPECTEDLY

Synalloy's Distributors Had a Difficult 2019 Because Their Customers Unexpectedly Pulled Back on Spending*

- "Customer spending levels **did not increase in the second quarter as expected**, and, in fact, they fell, particularly in the latter part of the quarter…and **led us to lower our guidance** for the year." (MRC Global, August 2019)
- "Due to **continued reductions in customer spending levels and lower demand in the third quarter**…the company is lowering its revenue estimate for the third quarter of 2019. … Given the change in the company's forecasted revenue, the most recent annual guidance provided on August 1, 2019 no longer reflects the company's current expectations." (MRC Global, September 2019)
- "The quarter was characterized by **protracted and deepening industrial metals deflation**, particularly across the carbon steel spectrum, as well as **recessed manufacturing demand** consistent with reported macro indicators such as the 47.8 Purchasing Managers index printed in September." (Ryerson, October 2019)
- "Customer spending levels in the fourth quarter were **significantly lower than expected** as budget exhaustion and capital discipline drove customer behavior." (MRC Global, February 2020)

Synalloy's Suppliers Experienced Contraction Across Their Customer Base*

- "The stainless steel **market remains difficult.** Imports into the U.S. have stayed at relatively low levels; however, due to the continued distributor destocking, we don't see significant volume upside in the short-term in the Americas." (Outokumpu, August 2019)
- "The third quarter **proved to be as tough as we had predicted**. This situation was particularly true for the business area Long Products, reporting over 30% lower deliveries year-on-year." (Outokumpu, October 2019)

Stainless Pipe and Tube Indexed Prices



92
90
88
86
84
82
80
Steep decline in price
Jun-18
Sep-18
Dec-18
Mar-19
Jun-19
Sep-19
Dec-19

Source: Federal Reserve of St. Louis. Indexed to Dec 2010 prices = 100.

** Comments from public earnings releases. MRC and Ryerson are key distributors of steel pipe and tube. Outokumpu is a key supplier to Synalloy and competitors*

OUR 2019 RESULTS WERE IMPACTED BY THESE STEEL INDUSTRY ISSUES

Market Issues Impacted Our Largest Business, Bristol Metals

- Beginning in Q2, there was a dramatic decline in end-market demand because of the manufacturing recession; welded stainless steel pipe consumption fell back to 2016 recessionary levels
- The market experienced inventory de-stocking by distributors due to excess inventory in the channel and consolidation that occurred among distributors
- Falling nickel prices resulting in inventory losses for distributors and further depressing their stock buys
- **2019 was a difficult year for Synalloy's key customers and suppliers as well**
  - In Q2 2019, average EBITDA declined by 36%*
  - In Q3 2019, average EBITDA declined by 52%*

* *Source: Q2 and Q3 2019 earnings releases for MRC Global, Ryerson and Outokumpu*

Nevertheless, Synalloy Made Key Strides

- Achieved new recession year margin high
- Increased market share
- Paid down $21 million in debt
- Controlled costs and implemented a $6 million annual cost reduction program, which resulted in savings in Q1 2020
- Reduced capex and allocated capital only to highest ROI projects

Total Shareholder Returns 2019



S&P Small Cap 600 Steel
5%
2019 ISS Peer Group
20%
Privet's Peer Group
11%
Metals Peers
7%
Proxy Peers
26%
Synalloy
-22%
-30%
-20%
-10%
0%
10%
20%
30%

Source: FactSet. Peer groups are market-cap weighted indexes. See Appendix for peer group definitions

Synalloy

BRISMET
BRISTOL METALS, LLC

Bristol Metals Has Performed Well in Successive Peaks and Recessions

Manufacturing Peaks

Market Size:*

2014: 231 million pounds

2018: 234 million pounds


30%
25%
20%
15%
10%
5%
0%
2014
2018

Market Share


$ Millions
$30
$25
$20
$15
$10
$5
$0
Margin expansion and revenue growth
2014
2018

EBITDA

Manufacturing Recessions

Market Size:*

2016: 187 million pounds

2019: 193 million pounds


30%
25%
20%
15%
10%
5%
0%
2016
2019**

Market Share


$ Millions
$3.5
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
Margin expansion and revenue growth
2016
2019**

EBITDA

** North American consumption of commodity welded stainless steel pipe. Source: Metals Service Institute. ** Excludes ASTI, which was acquired in early 2019.*

Synalloy

SPECIALTY PIPE & TUBE

Acquired in 2014, Specialty Pipe & Tube is a leading master distributor of hot finish, seamless, carbon steel pipe and tube, with an emphasis on large outside diameters and exceptionally heavy wall thickness

As a master distributor, higher levels of inventory are maintained in order to satisfy on-demand shipping requirements

Acquisition fit our strategic investment criteria:

- Expanded our end markets, further reducing our concentration in infrastructure
- Broadened product line into carbon steel, offering potential for new distribution customers
- Niche business with very high EBITDA margins
- Minimal capital expenditures required to operate the business
- A strong history as a stand-alone business

Since the acquisition, SPT has performed well, with EBITDA up 70% from 2014 to 2018 under our leadership


EBITDA GROWTH AFTER ACQUISITION
+70%
2014
2018

LIQUID STORAGE TANKS

Palmer of Texas

Founded in 1979, Palmer produces a broad range of fiberglass and steel tanks for the storage and separation of liquids

- Acquired by Synalloy in 2012, Palmer is an industry leader in manufacturing storage tanks and separation equipment for the oil and gas, power, municipal water, wastewater, chemical and food industries
- In 2018, storage tank **sales increased 15% over 2017**, primarily driven by a 25% price increase in average selling price
- In 2019, storage tank sales decreased primarily due to a significant retrenchment in completion of wells in the Permian Basin during the fourth quarter, as well as stagnant oil prices that were down 20% from early in the fourth quarter of 2018
- Despite periods of depressed oil prices, Palmer has remained EBITDA positive
- During times when markets are stronger, Palmer had 13% EBITDA margins


WTI OIL PRICES IMPACTS DEMAND FOR OIL TANK STORAGE IN 2019
$80
$75
$70
$65
$60
$55
$50
$45
$40
Jul-18
Oct-18
Jan-19
Apr-19
Jul-19
Oct-19

Source: FactSet

Synalloy

SPECIALTY CHEMICALS BUSINESS

Our Specialty Chemicals business was founded in 1919;
Synalloy acquired Manufacturers Chemicals in 1996 and CRI Tolling in 2013

- Synalloy's Specialty Chemicals Segment provides the Company with a less volatile revenue stream than the Metals business
- In late 2014, this business lost a key customer, who determined to insource our product after a LBO
  - Replacing the volume was difficult, and revenue fell
  - But, even as volume and revenue fell in 2015-16, we managed through the loss of this key customer, cut costs and increased EBITDA margins
- The acquisition of CRI provided expansion capacity for new business and redundant support for existing business
  - **2019 revenue was up 125% and EBITDA was up 178% since the business was acquired***
- With several new products going into production in 2020, and a price increase effective March 1, 2020, results are expected to improve significantly in 2020



MANAGEMENT CONTROLLED COSTS AFTER LOSING MAJOR CUSTOMER
-26%
-13%
2014
2017
REVENUE
2014
2017
EBITDA

We have been active in searching for complementary businesses to acquire, but have remained disciplined on valuation, which has led to targets being acquired by less-disciplined PE buyers

* Adjusted for sale leaseback

Synalloy

SG&A EXPENSES ARE IN LINE WITH PEERS

Synalloy's SG&A Expense Is Lower than Median of Peers

Synalloy has managed its corporate costs and selling and marketing expenses well

- Those costs are below the median SG&A expenses of our peers

As the industrial recession and infrastructure spending cuts became apparent in 2019, Synalloy moved to cut corporate and overhead expenses

- We have already achieved $6 million of annualized run-rate savings in SG&A



2019 SG&A as Percent of Revenue*
16%
14%
12%
10%
8%
6%
4%
2%
0%
Median of all 33 companies named as peers
Synalloy
Proxy Peers
Metal Peers
Privet Peers
2019 ISS Peers

* Source: FactSet. Columns reflect the median of peers in each group. See Appendix for peer group definitions

Synalloy

BUSINESS PERFORMANCE YTD 2020 IS IN-LINE, EXCEPT FOR COVID IMPACTS

Metals Segment:

- Infrastructure demand remains weak, as expected, and the Metals business will have a year in-line with the entire industry
  - Bristol Metals' North American market share increased in Q1 2020 to 27.4%, up from 23.9% in Q1 2019*

Specialty Chemicals Segment:

- New products and higher prices are expected to drive performance improvements in 2020

Overall Business:

- Overall cost savings initiatives and supply chain improvements are expected to result in $6 million in annual cost savings
- Net debt by year-end 2020 will be reduced to $50 million or less, down from a peak of $93 million immediately following the ASTI acquisition in January 2019
- Based on Q1 results, we expect 2020 annual sales to be approximately $299 million, compared to $305 million in 2019



Synalloy Revenue
$ in Millions
$325
$300
$275
$250
$225
$200
$175
$150
$125
$100
$75
$50
$25
$-
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020E

Source: Company filings. 2020E is estimated based on Q1 2020 revenue

* Source: Metals Service Center Institute

Synalloy

OUR COVID-19 RESPONSE HAS BEEN THOUGHTFUL

Acted quickly to **protect health and safety** of our employees

- Our businesses have been fully operational throughout the pandemic, with zero cases of the virus

Ensured **continued supply to key customers for important infrastructure projects**, while complying with all applicable laws

- Reduced operations in locations where demand or regulations required, such as in Palmer, Texas
- Assured our customers that we would be able to supply critical product and would be back to full capacity as quickly as possible

Deployed our resources to **aid the national response**

- In less than 30 days, our specialty chemicals business created a hand sanitizer, receiving ethanol permitting from the Treasury Department
- Currently shipping two truckloads of product daily to customers including COSTCO, Home Depot, Food City, Fastenal and Ferguson
- Within weeks, ASTI shifted ornamental tube production from Harley-Davidson motorcycles to applications for portable hospital beds and IV poles

Management **voluntarily took pay cuts** (without any announcement) to reduce cash strain on the business

- Salary reductions were implemented for the CEO (25%), his direct reports (15%) and other highly paid employees (8%)
- Potential bonuses for senior management have also been reduced by 50%

The Company has reduced capital projects in 2020 by $2.3 million

Through the CARES Act program, Synalloy will receive federal tax refunds totaling $2 million through tax loss carrybacks

2020 TSR PERFORMANCE IS IN-LINE OR BETTER



Total Shareholder Returns
December 31, 2019 to March 5, 2020 (Day of Privet/UPG 13D Filings)
S&P Small Cap 600 Steel -30%
2019 ISS Peer Group -19%
Privet's Peer Group -33%
Metals Peers -27%
Proxy Peers -14%
Synalloy 7%
-35% -30% -25% -20% -15% -10% -5% 0% 5% 10%



Total Shareholder Returns
December 31, 2019 to May 31, 2020
S&P Small Cap 600 Steel -38%
2019 ISS Peer Group -30%
Privet's Peer Group -35%
Metals Peers -31%
Proxy Peers -20%
Synalloy -28%
-40% -35% -30% -25% -20% -15% -10% -5% 0%

Source: FactSet. Peer groups are market-cap weighted indexes. See Appendix for peer group definitions

Synalloy

SYNALLOY HAS A STRONG ESG RECORD

Enhanced the Board over the past ten years

- Greater emphasis on manufacturing, operations and financial experience
- Blend of institutional and fresh perspectives, with all but one independent director joining the Board after Mr. Bram became CEO
- Greater diversity with women now representing 25% of the Board

Achieved **strong safety and environmental** record

- Greatly reduced lost time accidents across the Company, reflected in lower worker compensation premiums
- Business units setting safety records – 2 million man hours without a lost time incident at our Manufacturers specialty chemicals facility
- Excellent record on environmental compliance

Recruited a world-class, experienced and **diverse senior management team**

- Expanded depth and experience, with focus on manufacturing and M&A
- Team includes substantial previous public company experience
- Insider ownership approaching 10%, including substantial open-market purchases

Demonstrated **excellence in M&A oversight** and **governance**

- Disciplined buyer, acquiring businesses at attractive multiples and improving on their financial performance
- Retained leadership teams on every acquisition
- Used M&A to diversify the Company's end markets and reduced the cyclicality of Synalloy's financial performance
- Dedication to good governance principles and shareholder rights, with track record of shareholder engagement, Board accountability and pay alignment

SINCE MR. BRAM BECAME CEO, SYNALLOY HAS OUTPERFORMED MEDIAN OF PEERS

Among companies that ISS regarded as Synalloy's peers in 2019, Synalloy has performed above the median



Total Shareholder Returns (January 21, 2011 to May 31, 2020)
Serve different end markets and none of these are steel companies
non-steel
non-steel
Median
Transcat
UFP
DMC
Lawson
Eastern
Hurco
Synalloy
Haynes
Friedman
Perma-Pipe
L.S. Starrett
USAP
Houston Wire & Cable
Ampco-Pittsburgh
McEwen
221%
194%
52%
44%
27%
27%
-7%
-33%
-33%
-47%
-65%
-72%
-78%
-83%
-85%
-100%
-50%
0%
50%
100%
150%
200%
250%

Source: FactSet. ISS report dated May 16, 2019

Synalloy

Synalloy

SYNALLOY HAS THE RIGHT STRATEGIC PLAN



SYNALLOY'S CORE STRATEGIC OBJECTIVES

ACHIEVE PROFITABLE GROWTH
through organic initiatives and disciplined acquisitions

- Grow market share and maintain market leadership position, which drives capacity utilization and lowers costs
- Pursue diversification and scale opportunities that reduce Synalloy's exposure to the business cycle
- Show consistent growth in profitability across each successive peak and valley in the business cycle

CONTAIN COSTS
in each business unit and in corporate overhead

- Continuously strive for process improvements and supply chain efficiencies
- Review corporate costs on a regular basis to ensure efficient operations

OPERATE SAFELY AND IN COMPLIANCE
with all workplace and environmental regulations

- A safe work environment is critical for our continued success, employee morale and loyalty and our communities
- Strive for zero injuries through continuous reviews and improvements
- Strict adherence to environmental and other relevant regulations to ensure "license" to operate

MAINTAIN A STRONG BALANCE SHEET

- Focus on cash flow and debt reduction, particularly during the trough years of the business cycle
- Target leverage (Net Debt to Adjusted EBITDA) at 2 times or less, except in trough periods (such as 2016 and 2019) when leverage will necessarily be higher

CURRENT CAPITAL SPENDING FOCUSED ON CORE STRATEGIC INITIATIVES

Accelerate growth through high ROI projects, especially expanding manufacturing capacity for existing and new products with strong demand

- Welded heavy wall stainless steel and carbon pipe
- Ornamental stainless steel tube
- Mill tooling to expand pipe and tube sizes
- Reactor and blending equipment for the Specialty Chemicals Segment

Driving lower operating costs through capital investments

- High frequency laser mill – both ornamental and galvanized tubing
- Pipe and tube rework shop to reduce scrap
- Pickling acid reclamation will improve quality and lower the cost of pickling pipe and tube

Ensure safety and environmental compliance

- Improved sprinkler systems
- Mill guarding
- Scrubber systems

ACQUISITION-RELATED INITIATIVES TIE TO OUR CORE STRATEGY

Drive profitable growth through targeted complementary product lines and end markets

- Leverage the existing sales teams to sell familiar products into currently served markets (e.g., Bristol Metals – Munhall*, ASTI, CRI)
- Reduce exposure to infrastructure spend business cycle by opening new end markets (e.g., ASTI and SPT)
- Pursue galvanized tubing, ornamental stainless steel tubing, smaller diameter pipe and tube capabilities, and similar chemistries

Drive lower costs by targeting comparable manufacturing processes, where we can bring (or gain) scale or best practices

- Realized synergies from aggregating raw material purchases and key supply purchases (e.g., Bristol Metals and ASTI; Manufacturers Chemicals and CRI)
- Manufacturing capabilities that reduce costs (e.g., Bristol Metas – Munhall* laser mills)
- Opportunities to share best practices
- Reduce the exposure to nickel prices with faster inventory turns (ASTI) or carbon products (SPT)
- Welding, annealing and finishing
- Reactor and blending for the Specialty Chemicals Segment

Protect the balance sheet by maintaining discipline in valuing acquisitions

- Pay less than 6 times trailing EBITDA, with realized synergies bringing the final purchase price to 5 times or less

** Acquired from Marcegaglia USA in 2017*

WE ARE COMMITTED TO RUNNING A STRATEGIC ALTERNATIVES PROCESS

In response to shareholder feedback, we have committed to conducting a **comprehensive review of strategic alternatives** after markets stabilize

- The Board's judgment, with input from advisors, is that starting a strategic alternatives process amid the current COVID-19 crisis is suboptimal
- The Board intends to hire a financial advisor and commence a comprehensive review in a more stable business and capital markets environment
- The Board aims to create liquidity and maximize value for all shareholders through its review of alternatives

Review of strategic alternatives will **consider all options**, including:

- Sale of all or parts of the Company
- Continued governance and Board composition enhancements
- Balance sheet and business optimization and management succession

We have historically and consistently demonstrated willingness to explore all options that might maximize value and provide liquidity to shareholders, and will continue to do so

FOUNDING FAMILY SUPPORTS OUR PLAN AND TEAM

Our family is one of Synalloy's founders, Bill Uhler. Bill Uhler and his brother-in-law, Pierce Blackman, married Coleman sisters and settled in Spartanburg, South Carolina. Bill Uhler's second wife Sibyl Coleman contributed the proceeds from her first husband's life insurance policy to fund the Blackman Uhler startup. Years later Bill's stepdaughter, Sibyl Fishburn, served as a Director for many years. I share this history to show that Synalloy is not just another stock in our portfolio.

After fact-finding calls with you both and an on-line family meeting, the family has decided to vote in favor of current management and the Board's recommended slate of Directors.

After reading through the Privet information, Christopher Hutter, Cofounder of UPG is the nominee for interim CEO. **Beyond Mr. Hutter's nomination we found no substantive evidence of an operating plan going forward.** A board, business and management overhaul does not strike us as timely given the current, deepening recession in the US. **Without an articulated operating plan for the future, we looked for operating experience on behalf of the Privet team and again came up lacking.**

Murray and Craig, Synalloy has endured difficult challenges and some notable triumphs throughout the many years since dye stuff was first mixed in the Uhler garage in Spartanburg in the 1950s. Your loyalty and dedication have benefitted a new generation of shareholders and will lead the company along its remaining journey. **Know that we are grateful and that you have our full support.**

Excerpts of a letter from one of Synalloy's founding families

April 29, 2020
[Emphasis Added]


Michael K. Farr
Farr, Miller & Washington, LLC
1020 19th Street, NW Suite 200
Washington, DC 20036

April 29, 2020

Synalloy


Synalloy
SYNALLOY HAS THE RIGHT MANAGEMENT TEAM, BOARD AND GOVERNANCE

DIRECTORS CONTRIBUTE DIVERSE PERSPECTIVES TO A BALANCED BOARD

Newer Board Members



Jeffrey Kaczka

Joined in 2019

- Former CFO at several large, private and public companies including MSC Industrial Direct, Owens & Minor, Allied Worldwide, and I-Net
- Financial expert with significant M&A and strategy experience



Susan Gayner

Joined in 2016

- Chemical engineer with extensive experience in quality assurance and R&D
- Current President & CEO of multi-family housing communities in 9 states



Amy Michtich

Joined in 2014

- VP – General Manager Scotts Miracle-Gro (NYSE: SMG)
- Former executive at Molson Coors Canada, including Chief Supply Chain Officer

Seasoned Board Members



Anthony Callander

Joined in 2012

- Retired Partner at Ernst & Young with significant experience in auditing, M&A, business process improvement and strategy development



Henry Guy

Joined in 2011

- Seasoned public and private company board member worldwide
- President & CEO of Modern Holdings, a diversified holding company with over 30 subsidiaries



James Terry

Joined in 2011

- 38 years of senior executive experience in the banking industry, including oversight of corporate lending, treasury management and asset-based financing

Business Leadership



Craig Bram

Synalloy CEO since 2011; Director since 2004

- Over 30 years business experience, including metals manufacturing with Reynolds Metals (now Alcoa), which, at the time, was the 2nd largest aluminum manufacturer worldwide



Murray Wright

Independent Chairman since 2014

- Director since 2001
- Retired Senior Counsel and law firm Partner in Richmond, VA
- Founder and managing director of investment bank Avitas Capital

Collectively, the Board owns approximately 9% of the Company's stock

DIRECTORS HAVE A RANGE OF RELEVANT SKILLS FOR SYNALLOY'S BUSINESS

QUALIFICATIONS AND EXPERIENCE	Murray Wright Chairman	Craig Bram CEO	Anthony Callander	Susan Gayner	Henry Guy	Jeffrey Kaczka	Amy Michtich	James Terry, Jr.
Age	74	61	73	59	51	60	51	72
Board Tenure	19 years	16 years	8 years	4 years	8 years	1 year	6 years	8 years
Public Company Leadership and Strategy		✓		✓	✓	✓	✓	
Financial Management / Reporting / Audit		✓	✓		✓	✓		✓
Finance / Banking	✓		✓			✓		✓
Capital Markets / M&A	✓	✓	✓	✓	✓	✓	✓	✓
Manufacturing / Supply Chain / Logistics		✓	✓	✓		✓	✓	
Operations / Technical Experience (Metals / Chemicals)		✓		✓		✓		
Corporate Governance and Other Public Company Directorship	✓			✓	✓			
Risk Management	✓	✓	✓	✓	✓	✓	✓	✓
Capital Allocation	✓	✓	✓		✓	✓	✓	✓
Legal and Regulatory	✓						✓	✓

DIRECTORS CONTRIBUTE DIVERSE PERSPECTIVES

Synalloy

INDUSTRY EXPERIENCE

Two of our directors possess **engineering degrees**: one has extensive experience working with some of the largest chemicals companies in the world, and the other possesses broad operating experience in both the beverage and agricultural chemicals industries

NEW PERSPECTIVES

Two of eight directors were **added to the Board within the last five years**, and a third is nearing just six years of service; the Board strikes the optimal balance of institutional knowledge and fresh ideas

M&A EXPERIENCE

The Board also possesses **deep M&A experience**, which has proved invaluable as Synalloy continues to carry out its acquisition program and assemble high-quality assets

FINANCIAL ACUMEN

Directors include a **former Big Four audit partner** who focused on industrial businesses, **a retired banking executive**, and **a former CFO of multiple public companies** in manufacturing and distribution

OPERATIONAL LEADERSHIP

Three directors **currently serve in the role of President or General Manager** of their respective companies. Other Board members provide insights on **safety, compliance and operating in complex union work environments**

SYNALLOY HAS STRONG GOVERNANCE

Board Accountability, Leadership

- Annual director elections
- Majority vote standard for charter and bylaw amendment
- Separate CEO and Chairman
- Annual assessment and determination of Board leadership structure
- Independent Chairman has strong role and significant governance duties, including chair of Executive Sessions of independent directors

Shareholder Rights

- Cumulative voting
- Shareholders can act by written consent
- Shareholders can amend the bylaws by simple majority vote
- No exclusive forum provision

Board Evaluations, Refreshment, Diversity

- Balance of new and experienced directors
- Annual Board and committee self-assessments
- Annual independent director evaluation of Chairman and CEO
- Retirement Policy in place
- Two directors are women

Director Engagement, Access

- Shareholder ability to contact directors
- All directors attended our 2019 Annual Meeting of Shareholders, at which management and the directors responded to each shareholder question
- Significant interaction with senior business leaders through regular business reviews
- Directors have ability to hire outside experts and consultants and to conduct independent investigations

EXECUTIVE COMPENSATION IS TIED TO PERFORMANCE

Synalloy's executive compensation practices garnered significant support from shareholders and leading proxy advisors ISS and Glass Lewis

- Synalloy targets the 50th percentile of its peers for CEO base salary
- The executive compensation program is structured to reward management for achieving specific financial targets and successfully delivering specified strategic goals that drive stronger efficiencies across the Company
  - 70% of short-term incentives are based on achieving specific EBITDA targets
  - 30% of short-term incentives are based on the successful achievement of pre-set qualitative goals tied to improving the long-term performance of the business, including safety, process improvement and facility-specific initiatives
  - 50% of the long-term incentive compensation for senior executives is earned based on achieving a three-year cumulative adjusted EBITDA target set by the Board
- Incentive targets and total CEO compensation are in-line with Synalloy's peers

2019 Proxy Advisor Pay-For-Performance Analysis*


100%
50%
0%
Performance
0%
50%
Pay
100%
ISS


100
0
PERFORMANCE PERCENTILE
A
B
C
D
F
0
100
COMPENSATION PERCENTILE
GLASS LEWIS

Shareholder Support for Executive Compensation in Annual Advisory Votes

2017	2018	2019
93.6%	92.2%	89.3%

* *Source: ISS and Glass Lewis 2019 research reports*

Synalloy

BOARD AND MANAGEMENT HAVE ENGAGED EXTENSIVELY WITH PRIVET

2016

2016
Throughout 2016 management had several calls with Privet about the Company, strategy and performance

Sept. 2016
Privet filed a 13D with 7.5% ownership

2017

2017
Throughout 2017 management continued to engage with Privet about the Company

Privet increased its ownership to 12.2%

2018

2018
Throughout 2018 management continued to engage with Privet about operating results, capital structure decisions, guidance and dividends

Oct. 2018: Privet/Synalloy sign NDA to discuss Synalloy in detail

Privet said the stock should trade above $30 and increased its ownership to 14%

2019

April – May 2019
Privet made an unsolicited $20 offer that undervalued the business and lacked credible financing.

The Board remained open to better offers

Privet increased its ownership to 14.5%

June – Aug. 2019
Synalloy provided Privet access to a data room containing diligence items requested by Privet and had numerous conversations with Privet and its financial advisors

Aug. 19, 2019
Privet reduced its offer to $18.50, which again undervalued the company and lacked credible financing

Aug. – Oct. 2019
Privet and Synalloy discussed a potential transaction with USAP, a major Privet investment

Oct. 14, 2019
Synalloy proposed an all-stock equal merger transaction with USAP; the offer was rejected

Nov. 2019
Privet requested 2 board seats

Synalloy agreed to appoint 1 Privet representative to the board in exchange for a standstill agreement

Privet did not respond to the offer

Dec. 2019
Privet offered to acquire Synalloy's Specialty Chemicals Segment in exchange for Privet's stock and cash

The offer was rejected given the timing of the chemicals business cycle and adverse tax consequences for shareholders

2020

Mar. 3, 2020
Privet and UPG formed an investment group with 25% combined ownership

Mar. 16, 2020
Privet/UPG nominated 5 people to Synalloy's 8-person board

Mar. 29, 2020
Synalloy offered Privet/UPG to replace 2 incumbent directors and form a strategic review committee to examine all value-enhancing alternatives, in exchange for a standstill agreement

Privet did not respond to the offer

April 9, 2020
Privet and UPG filed a definitive proxy statement

April 10, 2020
Synalloy again engaged to seek a resolution to a proxy contest

Privet/UPG offered to replace Synalloy's CEO with Mr. Hutter from UPG

April 14, 2020
Synalloy filed its definitive proxy statement

April 22, 2020
Synalloy offered Privet/UPG a revised settlement proposal

April 27, 2020
Privet/UPG rejected Synalloy's revised offer



PRIVET AND UPG ARE RUNNING A DISINGENUOUS CAMPAIGN

PRIVET WAS ENTHUSIASTIC, UNTIL WE REJECTED ITS UNFINANCED "OFFER"

SEP 16 | SEP 17 | MAR 17 | OCT 18 | NOV 18 | APR 19

In September 2017, (after filing a Schedule 13D) Ryan Levenson from Privet called Synalloy's CEO stating that he was **impressed with the business and management team**

In September 2017, just prior to Synalloy presenting at Sidoti's fall investor conference in NY, Mr. Levenson told Synalloy's CEO that **Privet would prefer to keep Synalloy off the radar of other investors**

On September 29, 2017, **Privet increased its ownership to 12.2%**

In March 2017, at a dinner with Synalloy's CEO, **Mr. Levenson said he really liked the new direction the business was taking**

He was particularly excited about the acquisition of Marcegaglia's stainless steel operations (completed 3/1/17) and the potential for consolidation in the welded stainless steel pipe market

Mr. Levenson commented on management's success finding and completing deals and suggested Synalloy use more leverage to grow faster

In October 2018, Synalloy's CEO met with Privet in Atlanta, GA. **The Privet team praised Mr. Bram for Synalloy's performance** (SYNL stock closed that day at $19.50; Privet's cost basis was approximately $10)

Privet stated its belief that the stock continued to be substantially undervalued and pitched the idea of taking Synalloy private, asking Mr. Bram to arrange a meeting in Richmond between Privet and the Board's Executive Committee

In November 2018, Mr. Levenson met with Synalloy management in Richmond, VA. Mr. Levenson commented on the recently issued Q3 2018 financials, stating that **the Company fired on all cylinders and that it was the best quarterly report Mr. Levenson had read of any public company investment Privet had ever made**

Mr. Levenson said Synalloy should be trading above $30 per share and again made it clear that Privet wanted to take Synalloy private

In April 2019, Mr. Levenson and Mr. Rosenzweig met with Synalloy's Executive Committee and reiterated that Synalloy should be private, stating that **the combination of Privet's capital and Synalloy's management team made the Company's growth prospects unlimited**

** Source: Conversations documented by CEO Craig Bram following Privet meetings*

PRIVET MADE SEVERAL OFFERS TO BUY ALL OR PART OF SYNALLOY

2018

Oct 31, 2018
At Privet's request, Synalloy and Privet signed a mutual NDA to facilitate a more robust discussion about the Company's financials and business prospects



PRIVET FUND

April 23, 2019

Privet proposed to acquire Synalloy for $20 per share

The Board rejected the offer based on value and lack of dependable financing

Synalloy told Privet it remained open to credible offers that appropriately valued the business

2019

June 20, 2019
Synalloy provided Privet access to a data room containing diligence items requested by Privet



PRIVET FUND

Aug. 19, 2019

Privet proposed to acquire Synalloy for $18.50 per share

The Board again rejected the offer based on value and lack of dependable financing

Synalloy continued to remain open to credible offers that appropriately valued the business

Dec. 3, 2019

Privet proposed purchasing the Company's Specialty Chemicals Segment in exchange for stock owned by Privet and cash

The Board rejected Privet's offer given the timing of the segment's business cycle and adverse tax consequences for shareholders

2020

April 2, 2020

The Company announced its commitment to engage a leading independent financial advisor to conduct a comprehensive review of strategic alternatives once there is stabilization from the current market volatility and macroeconomic disruption related to the global health pandemic caused by COVID-19

Synalloy

NOW, PRIVET FINDS FAULT WITH SYNALLOY'S **LEADERSHIP**

NEW COMPLAINT FROM PRIVET / UPG	ANSWER
▪ Synalloy lacks C-Suite experience	▪ Privet was highly complimentary of management for several years until it announced a proxy contest in March 2020 ▪ CEO Bram has extensive management experience, including at complex manufacturing businesses
▪ The Board is "unqualified"	▪ The Board consists of a diverse group of business leaders with relevant experience in key elements of Synalloy's business and strategy ▪ Mix of tenures and complementary backgrounds
▪ Management has failed to forecast the business accurately and should not guide at all since it cannot accurately predict	▪ Volume and pricing are difficult to forecast, especially when economic conditions are in flux ▪ Forecasting issues were ubiquitous in 2019: one of our largest customers, also a public company, lowered its annual guidance in August 2019 and then had to withdraw the revised guidance in September ▪ Because there is no sellside coverage, we believe investors need guidance and direction

NOW, PRIVET FINDS FAULT WITH SYNALLOY'S **FINANCIAL MANAGEMENT**

NEW COMPLAINT FROM PRIVET / UPG	ANSWER
▪ Inventory turns are slow, which leads to commodity price exposure and losses; lack of hedges is a mistake	▪ We believe Bristol Metals has the fastest and most efficient manufacturing process of any competitor ▪ We have reviewed hedging alternatives with multiple banks and advisors; Board concluded that hedges are too costly given exposures and risk ▪ We have asked Privet to suggest a hedging approach on multiple occasions and they have never provided any detailed response.
▪ "Ballooning" of unallocated corporate expense	▪ SG&A expenses in 2019 as a percentage of revenue were lower than median of peer companies ▪ Synalloy has identified $6 million in savings to further reduce expenses amid difficult end-market conditions
▪ Leverage is excessive	▪ Privet urged us to take on additional leverage and applauded us doing so ▪ Privet's buyout proposal would have leveraged the business significantly more than our current capital structure ▪ Leverage always goes up in trough of business cycle ▪ We have and will continue to reduce leverage

NOW, PRIVET FINDS FAULT WITH SYNALLOY'S **M&A AND INTEGRATION**

NEW COMPLAINT FROM PRIVET / UPG	ANSWER
▪ Lack of integration of acquisitions and a failure to gain the benefits of scale	▪ All acquisitions have been integrated and share an ERP system, operational approach and corporate services ▪ Acquisitions have contributed meaningfully to product and end-market diversity, purchasing power, extension of customer relationships, manufacturing know-how and depth of management team ▪ Synalloy's record Adjusted EBITDA in 2018 demonstrates effective M&A strategy and integration
▪ The chemicals business has been "orphaned"	▪ Specialty Chemicals business consists of two successful companies; we have been evaluating add-on acquisitions but have remained disciplined with valuation ▪ Introduced new products in Q1 2020 ▪ The Specialty Chemicals Segment is on track in 2020 to increase Adjusted EBITDA by 33% over 2019 (based on four months of performance)

NOW, PRIVET FINDS FAULT WITH **SYNALLOY**

NEW COMPLAINT FROM PRIVET / UPG	ANSWER
▪ TSR "meaningfully" underperforms over "every conceivable" timeframe	▪ Privet and UPG ignore substantial outperformance through 2018 and unduly emphasize a single year in which our products and business were disproportionately affected by the manufacturing recession ▪ Privet's peer group includes much larger and totally different companies ▪ TSR did underperform peers for 2019 ▪ Nevertheless, Synalloy outperformed 14 of the 15 Metals peers in the three years ending March 5, 2020 (when Privet and UPG filed their Schedule 13Ds) and 12 of those 15 peers over five years and one year ending then
▪ Operational issues – "bottlenecks", "workflow design" and "capacity utilization" issues	▪ Clearly contradicts Privet's previous praise of our operations; in any event, neither Privet nor UPG has seen our workflow or operations in detail ▪ We believe Synalloy is the most efficient welded stainless steel pipe manufacturer in the United States
▪ Bonuses were paid despite lack of performance	▪ A significant portion of executive compensation is tied directly to performance metrics ▪ Shareholders have overwhelmingly supported the advisory say-on-pay resolution in each of the last five years (minimum support = 89%) ▪ Given Privet's ownership stake, presumably it voted in favor of say-on-pay during the years it has owned stock (or results would have been lower)



PRIVET'S PLAN IS HOLLOW AND THERE IS NO EVIDENCE ITS NOMINEES CAN EXECUTE IT

THE PRIVET/UPG PLAN IS FULL OF "BUSINESS SCHOOL" STRATEGIES WITH NO DEPTH

PRIVET / UPG PLAN ELEMENT	COMMENTARY
"Prioritize immediate strategic revenue opportunities"	▪ Synalloy aggressively pursues revenue opportunities ▪ Many of Synalloy's end markets are in a cyclical trough ▪ Synalloy has consistently grown market share but demand cannot be created
- Use UPG to sell complementary products to UPG customers	▪ UPG's distribution businesses focus on entirely different product lines and customers than Synalloy's core metals business ▪ We believe UPG has no chemicals customers
- Implement targeted selling efforts with chemicals segment to fill unused capacity	▪ UPG and Mr. Hutter appear to have no experience in the chemicals business ▪ Synalloy Specialty Chemicals' President is a seasoned chemicals salesman and has been with Synalloy for 15 years ▪ Synalloy has launched new chemicals products in Q1 2020, including a new line of hand sanitizer in less than 30 days to respond to COVID-19 ▪ Synalloy expects growth in its Specialty Chemicals Segment in 2020 by 6% and Adjusted EBITDA by 33%

Source: Privet / UPG press release, May 12, 2010

THE PRIVET/UPG PLAN IS FULL OF "BUSINESS SCHOOL" STRATEGIES WITH NO DEPTH (CONTINUED)

PRIVET / UPG PLAN ELEMENT	COMMENTARY
"Pursue Operationally-Focused Gross Profit Enhancements"	▪ Synalloy is operationally lean, with a unionized workforce and processes that have been developed over decades by talented business leaders
- Unlock supply chain opportunities, "leveraging UPG's extensive footprint and experience"	▪ Synalloy and UPG purchase completely different raw materials, so there are few opportunities for "leveraging" UPG's relationships or supply chain
- Use UPG's "considerable operational expertise" to realize manufacturing efficiencies	▪ We are unable to evaluate whether UPG has operational expertise because UPG has refused to provide transparency into its operations ▪ The Company uses the same ERP system across all plants for efficiency, planning and public company controls; it would be expensive and risky to radically shift to a new operational approach
- Improve inventory management practices	▪ Synalloy has expertise managing lead times from our raw material sources, incorporating production planning and ensuring timely delivery to our customers ▪ We believe Bristol Metals has more inventory turns than its competitors

Source: Privet / UPG press release, May 12, 2010

THE PRIVET/UPG PLAN IS FULL OF "BUSINESS SCHOOL" STRATEGIES WITH NO DEPTH
(CONTINUED)

PRIVET / UPG PLAN ELEMENT	COMMENTARY
"Remove Non-Economic and Wasteful SG&A Spending"	▪ Synalloy's 2019 SG&A expense is already lower than peer companies ▪ In 2019, Synalloy implemented cost savings of over $6 million to prepare for a challenging new year
- Establish shared services agreement with UPG for marketing, IT, HR, insurance, finance and professional services	▪ Synalloy has efficient corporate and back office services ▪ Public company controls (e.g., finance and HR) are very different than private company requirements
- Eliminate "non-essential, discretionary spending"	▪ Privet and UPG have identified no "non-essential" spending at Synalloy and we do not believe there is any
- Instill a culture of "transparency, accountability and world-class governance"	▪ UPG has refused to provide any transparency into its business, finances or operations, so this is an odd goal for UPG ▪ Synalloy complies with best practices in shareholder engagement and transparency, annual Board elections (with cumulative voting) and full public company transparency and disclosures

Source: Privet / UPG press release, May 12, 2010

PRIVET / UPG'S REAL PLAN APPEARS TO BE A TAKEOVER OF SYNALLOY

Although Privet / UPG has said they will not pay a premium for Synalloy (or buy all of it), they are intending to get the benefits of combining UPG with Synalloy

Privet / UPG have said if they gain control of a majority of the Board:

- UPG's leader, Chris Hutter, would become interim CEO of Synalloy
- Other UPG management will be involved in running Synalloy
- They will force Synalloy to "integrate" with UPG for marketing, supply chain, HR, finance, insurance and technology services, apparently with economic terms to be determined later, by the new, conflicted Board

Will Synalloy's shareholders receive a fair deal for "services" from UPG?

- Why hasn't Privet or UPG disclosed what they propose to charge Synalloy?
- Why is Mr. Hutter so eager to become interim CEO of Synalloy that he has offered to do so for no salary?

We believe that once Privet / UPG "integrate" Synalloy and UPG, it will be hard to find an acquiror for Synalloy

- The incumbent Board is committed to a strategic alternatives process
- Electing the Privet/UPG nominees and allowing them to integrate with UPG would likely preclude a sale of Synalloy and may prevent shareholders from ever receiving a premium for their stock

WHAT IS UPG? CAN IT HELP SYNALLOY?

- Privet/UPG say that UPG is situated to help Synalloy's operations, including improving its supply chain, marketing, back office and technology among other things
- But as a private company, little information is publicly available on UPG, which makes this claim difficult to assess
- On behalf of Synalloy shareholders, Synalloy's Board has asked for more information about UPG to better determine if there is merit to a "shared services" agreement or integration
  - Privet/UPG have refused to provide this information

Questions We Asked of UPG	Answers We Received
"Please provide a detailed business description of UPG"	Privet/UPG refused to respond
"Please provide information on UPG's operations and operational approaches"	Privet/UPG refused to respond
"Provide financial performance information that would help Synalloy determine if UPG was a good operator (e.g., free cash flow, margins, profitability, changes in performance over time)"	Privet/UPG refused to respond

Privet and UPG have chosen to keep UPG's financial performance information hidden; why haven't they benchmarked UPG against Synalloy or the other peer companies?

PRIVET/UPG NOMINEES LACK SKILLS TO CONTROL THE COMPANY'S BOARD

QUALIFICATIONS AND EXPERIENCE	Christopher Hutter	Benjamin Rosenzweig	Andee Harris	Aldo Mazzaferro	John Schauerman
Age	40	35	46	66	63
Public Company Leadership and Strategy					✓
Financial Management / Reporting / Audit		✓			✓
Finance / Banking					✓
Capital Markets / M&A		✓		✓	✓
Manufacturing / Supply Chain / Logistics	✓	✓			✓
Operations / Technical Experience (Metals / Chemicals)					
Corporate Governance and Other Public Company Directorship		✓			✓
Risk Management		✓			
Capital Allocation	✓	✓			✓
Legal and Regulatory					

Source: Based on nominee bios in Privet/UPG proxy statement

PRIVET/UPG'S NOMINEE: CHRISTOPHER HUTTER

NOMINEE

Christopher Hutter



What We Know

- Age 40
- Demanding to become Interim CEO, replacing Craig Bram
- Co-Founder of UPG in 2014
- Previous experience before UPG: real estate lending, real estate structured finance and CFO of real estate investment firm Insight Real Estate
- **No public company board or management experience**



Mr. Hutter served as the Managing Director and CFO on InSite Real Estate, L.L.C., a private investment holding company focused on warehousing, development, logistics and transportation across North America and Europe, **from 2008 to 2014**

Privet/UPG's proxy states Mr. Hutter no longer works for InSite Real Estate…

What We DON'T Know

- Why hasn't Mr. Hutter disclosed his **current affiliation** with InSite Real Estate, a real estate investment company whose website **currently** lists him as InSite's CFO and has the same office location as UPG?
- Why didn't Mr. Hutter disclose his prior business relationship with Ms. Harris, a fellow nominee?
- How and when did Mr. Hutter meet Privet? Is it true that they met, formulated a plan and agreed to work together in a single day after both UPG and Privet bought substantial amounts of stock over the prior weeks in unison?

InSite website reviewed ***May 31, 2020***


InSite
ABOUT US
INDUSTRIAL
RETAIL
OFFICE
INVESTMENT SALES
PRIVATE CAPITAL
THIRD PARTY SERVICES
NEWS
InSite Investment Partners

Chris Hutter
Chief Financial Officer
630-617-9133
Email

…but InSite website lists Mr. Hutter as Chief Financial Officer and Lead Contact

Synalloy

MR. HUTTER, “MANAGER” OF UPG … *AND SCORES OF OTHER COMPANIES*

Does Mr. Hutter actually “manage” UPG or have *<u>any experience operating</u>* a manufacturing business?

He is the “manager” of 124 active LLCs, mostly in the real estate business, some formed in March and April 2020

Manager of Angloa IN (Lot 1) LLC
Organized ***March 18, 2020***



Services Publications/Forms Departments News Contact
Office of the Secretary of State Jesse White
CYBERDRIVEILLINOIS.COM
Corporation/LLC Search/Certificate of Good Standing
LLC File Detail Report

Manager of Emporia, VA LLC
Organized ***April 15, 2020***



Services Publications/Forms Departments News Contact
Office of the Secretary of State Jesse White
CYBERDRIVEILLINOIS.COM
Corporation/LLC Search/Certificate of Good Standing
LLC File Detail Report

Name	CHRISTOPHER G. HUTTER
Address	1400 16TH STREET, SUITE 300 OAKBROOK, IL 60523

InSite and UPG share the same addresses in Oak Brook and Chicago



InSite
Search
Home Client Login Careers Contact Us
ABOUT US INDUSTRIAL RETAIL OFFICE INVESTMENT SALES PRIVATE CAPITAL THIRD PARTY SERVICES
Contact Us
First Name:
Last Name:
Oak Brook
1400 16th Street
Suite 300
Oak Brook, IL 60523
630-617-9100
Chicago
311 South Wacker Drive
Suite 2520
Chicago, IL 60606
630-617-9100
London
Henry Wood House
2 Riding House Street
London W1W 7FA
+44 (0)20 3882 7994
UPG
STRONGER TOGETHER
Oak Brook HQ
1400 16th Street, #250
Oak Brook, IL 60523
T: 630.822.7000
Chicago Office
200 South Wacker Drive, #2650
Chicago, IL 60606
T: 630.822.7000

Synalloy

WHY WOULD MR. HUTTER DEVOTE HIMSELF FULLY TO SYNALLOY?

Mr. Hutter is supposedly the leader of a $725 million revenue business owned by UPG

- Mr. Hutter claims he makes major contributions to the success of UPG's operating businesses
- But Mr. Hutter is prepared, according to Privet and UPG, to "devote 100% of his professional time to Synalloy"*

UPG has a $7 million investment in Synalloy, supposedly a smaller and less successful business than UPG**

- Even if Mr. Hutter and Privet could achieve their $25 target price for Synalloy stock, UPG would gain only $11 million

Wouldn't Mr. Hutter's time and claimed expertise be better focused on UPG's $725 million, supposedly successful business?

- At any reasonable multiple, Mr. Hutter would just need to improve UPG's margins **by a fraction of 1%** to increase the value of UPG by $11 million or more
- Conversely if UPG's revenue or margins without the services Mr. Hutter declined even a small amount, UPG would lose at least $11 million in value
- Why would Mr. Hutter divert his attention away from the operating businesses of UPG and completely devote himself to a $7 million investment?

We question whether Mr. Hutter is integral to the success of UPG's operating businesses; if he were, he would not rationally agree to devote 100% of his time to a small investment in Synalloy

* Privet / UPG presentation, June 2, 2020. ** Valued at the May 31, 2020 closing price of Synalloy stock.

PRIVET/UPG'S NOMINEE: BENJAMIN ROSENZWEIG

NOMINEE

Benjamin Rosenzweig



What We Know

- Age 35
- If elected, we expect Mr. Rosenzweig will demand to become Chairman of the Board
- Partner at activist hedge fund Privet Fund
- Previous experience before Privet: Summer intern at Bank of America (3 months); Analyst at Alvarez and Marsal (11 months)
- Has sat on the Board of Potbelly Corporation for two years while stock has declined more than 80%

Citing a "need for meaningful, shareholder-driven change" Privet nominated Mr. Rosenzweig to the Potbelly Board


Mr. Rosenzweig joins the Board
$16
$14
$12
$10
$8
$6
$4
$2
$0
06/30/17
08/31/17
10/31/17
12/31/17
02/28/18
04/30/18
06/30/18
08/31/18
10/31/18
12/31/18
02/28/19
04/30/19
06/30/19
08/31/19
10/31/19
12/31/19
02/29/20
04/30/20

What We DON'T Know

- Why did Privet and Mr. Rosenzweig compliment Synalloy's operations, strategy and management team for several years, only to turn around and now claim the business has been poorly run?
- How will Mr. Rosenzweig act if Privet's investment in Universal Stainless becomes a conflict of interest (we know he previously sought to get Synalloy to merge with Universal Stainless)?
- Can Mr. Rosenzweig objectively oversee the "integration" of Synalloy into the operations of his partner, UPG? After receiving UPG's support in this campaign, will he negotiate fair terms for Synalloy?
- Mr. Rosenzweig was on the board of StarTek, Inc. from Sept. 2008 through Dec. 2018, and Chairman of the Audit Committee for five years before he left the board. The auditors discovered a material weakness in reviewing the company during its 2018 audit

Extracted from StarTek's 10-KT filed 3-14-2019



REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of
StarTek, Inc.
Greenwood Village, Colorado

Opinion on Internal Control over Financial Reporting
We have audited StarTek, Inc. and subsidiaries' internal control over financial reporting as of December 31, 2018,

"In our opinion, because of the effect of the material weakness…StarTek, Inc. and subsidiaries (the "Company") has not maintained effective control over financial reporting as of December 31, 2018…

Synalloy

PRIVET/UPG'S NOMINEE: ANDEE HARRIS

NOMINEE

Andee Harris



What We Know

- Age 46
- Although not disclosed to Synalloy or investors, Ms. Harris' investment firm shares office space with UPG and received a seed investment of **$50 million from UPG**
- Previous experience before Franklin Heritage: various HR software company management positions and marketing for an IT services firm
- **No public company board experience**

CRAIN'S CHICAGO BUSINESS

March 9, 2020

Software entrepreneur **Andee Harris last year launched a search fund to acquire metal manufacturers and distributors. The company, Franklin Heritage, is backed by $50 million from UPG**, an Oak Brook-based metal fabricator, as well as other investors. She is looking for companies, preferably woman- and minority-owned, that manufacture basic products that could be enhanced by technology.

What We <u>DON'T</u> Know

- Why didn't Ms. Harris disclose her relationship with UPG?
- If Ms. Harris is elected to the board and Mr. Hutter becomes Synalloy's interim CEO, how can Ms. Harris objectively oversee Mr. Hutter when he and UPG are Ms. Harris' major investor?
- How can Ms. Harris objectively oversee the "integration" of Synalloy into UPG or insist upon a fair arrangement for "shared services" given Ms. Harris' relationship with UPG?

Principal Office
200 S. WACKER DR., STE 2650
CHICAGO, IL 606060000

Office of the Secretary of State Jesse White
CYBERDRIVEILLINOIS.COM

Corporation/LLC Search/Certificate of Good Standing

LLC File Detail Report

File Number	08254184
Entity Name	FRANKLIN HERITAGE LLC
Status	ACTIVE

Entity Information

Principal Office
200 S. WACKER DR., STE 2650
CHICAGO, IL 606060000

Entity Type
LLC

Franklin Heritage's incorporation document shows the same address as UPG

Source: www.chicagobusiness.com

Synalloy

PRIVET / UPG ARE NOT BEING TRANSPARENT

Andee Harris



✖ Andee Harris runs Franklin Heritage, a private equity firm funded with $50 million from UPG with a plan to "acquire metal manufacturers and distributors."

CRAIN'S CHICAGO BUSINESS.

"Software entrepreneur Andee Harris last year launched a search fund to acquire metal manufacturers and distributors."

Source: www.chicagobusiness.com

WE ARE FOCUSED ON PROTECTING STOCKHOLDER RIGHTS THROUGH GOOD GOVERNANCE

01. 02. 03. **04.** 05.

Our Plan To Strengthen Synalloy

As the Company's largest stockholders, we are committed to best-in-class governance to enhance the value of Synalloy moving forward

- We are intentionally not trying to replace the entire Board so that there will be a level of continuity following the Annual Meeting
  - 3 incumbent directors plus 3 unaffiliated nominees means that **6 of 8 directors on the reconstituted Board will be independent of Privet and UPG**
- We recognize that there could be some perception of conflicts with UPG moving forward
  - We intend to put **real safeguards in place to protect stockholders**
  - An **audit committee composed entirely of independent directors** will review and approve all potential related party transactions or any potential conflicts
- We commit to being open and transparent about our affiliations
  - Other than Chris Hutter, **none of our nominees have any economic interest in UPG**
  - 7 of 8 directors on the reconstituted Board would have zero interests in any other metals or chemicals operating companies
  - Privet, as the Company's largest stockholder, is **aligned with Synalloy's other stockholders** and would stand to gain absolutely nothing by allowing Synalloy's economic value to accrue to UPG

Neither Privet nor UPG have any plans to acquire the Company or somehow siphon off its value. <u>Our sole goal is to improve Synalloy for the benefit of all stockholders</u>

PRIVET FUND | UPG | 106

Benjamin Rosenzweig



✖ Privet is the largest investor in Universal Stainless & Alloy Products, a public metals company that Privet/UPG use as a peer to Synalloy for comparisons

Source: SEC Filings

PRIVET/UPG'S NOMINEE: ALDO MAZZAFERRO

NOMINEE	What We Know	What We <u>DON'T</u> Know

Aldo Mazzaferro



What We Know

- Age 66
- Currently serves as Managing Partner of Mazzaferro Research
- Previous experience before Mazzaferro Research: Research Analyst at various Wall Street research firms
- Mr. Mazzaferro's research has historically covered the carbon steel industry, not the nickel/stainless steel market
- **No public company board or management experience**

"*The biggest change came in the industrial sector. That was the manufacturers who were doing really well at the beginning of 2018. They have now gone into a real slump.*"

Bloomberg TELEVISION 11/12/19

What We DON'T Know

- How can Mr. Mazzaferro help solve any of the operational issues that Privet and UGP claim plague Synalloy given that Mr. Mazzaferro has no operating or Board experience?
- Does Mr. Mazzaferro have a commercial or consulting relationship with Privet's industrial company, Hardinge, or UPG?
- Given that Mr. Mazzaferro's research only covers carbon-based steel, how much does he know about the stainless steel market?
- Given Mr. Mazzaferro's understanding of the industrial sector's slowdown (which he described in a Bloomberg TV interview in November 2019), does he agree with Privet and UPG that Synalloy should be judged based on its results in 2019 (compared to 2018), rather than its longer-term results or its trough-to-trough performance?

"*We have had a significant slowing in the demand side since the middle of 2018 and it is continuing today. We don't see too much in the way of demand improving.*"

Bloomberg TELEVISION 11/12/19

PRIVET/UPG'S NOMINEE: JOHN SCHAUERMAN

NOMINEE

John Schauerman



What We Know

- Age 63
- Currently serves as a director on the board of Primoris Services Corp., a construction and infrastructure company, and on the board of Allegro Merger Corp, a blank check company organized to acquire other businesses
- Previous board experience: Primoris Services Corp.



What We <u>DON'T</u> Know

- Why did Mr. Schauerman join the board of MYR Group in March 2016 as part of a settlement with activist investor Engine Capital only to resign a few months later in November 2016?
- Why did 39% of Primoris stockholders vote against Mr. Schauerman's election to the board in 2017? Why did both ISS and Glass Lewis oppose his election?

Personal use of Primoris' private jet

- While on the Board of Primoris, Mr. Schauerman used Primoris' private jet for personal purposes in 2008 and 2010
- In 2019, Primoris' board approved a 2-year consulting contract with a strategic advisor. The agreement provides for up to 100 hours of personal use of any company owned or leased aircraft per year
- How is this personal use of corporate resources consistent with Mr. Schauerman's fiduciary duties to Primoris' shareholders?

Source: SEC filings. Plane photo www.aviapages.com

UNSOLICITED FEEDBACK FROM EMPLOYEES

Synalloy

Great company, great people, **just a great place overall.**

Bristol Metals review on Glassdoor.com Dec. 6, 2018

The people are very nice, friendly and easy to work with.

Palmer of Texas review on Glassdoor.com December 3, 2019

Company has a good family atmosphere. The company has a good reputation. Everyone is very nice. Hours are good. **The work is very challenging, Good place to work.**

Indeed.com April 1, 2016

HARDINGE

Privet acquired Hardinge Inc. on May 29, 2018

Management? they're clueless, they have run part of this company into the ground...

Indeed.com Jan. 5, 2019

A lot of great co-workers, but **management seems pretty clueless.**

Indeed.com April 10, 2019

The **managers don't listen, HR doesn't listen, you are underpaid, you are worked to death, you are not appreciated, you are scolded, you are nothing to them** and they will never care that people leave.

Indeed.com Sept. 24, 2018

The management in the company is horrible.

Indeed.com December 25, 2019

CONTRACTORS Steel CO. POWERED BY UPG

UPG acquired Contractors Steel on May 17, 2018

The company was sold a year ago and new ownership has no idea what to do. You can do everything correct but because processing is backed up by weeks and poor inventory all customers take their anger on you. **Ownership will not listen to any senior sales/warehouse people and just make crazy decisions.** The Livonia shop just closed several weeks ago and ever since then inventory has some how gotten worse and jobs are being delayed like crazy.

Glassdoor.com May 17, 2019

Source: GlassDoor.com and Indeed.com


Synalloy
CONCLUSION

CONCLUSION

Synalloy has been an excellent, long-term performer in its sectors

- Synalloy has improved its performance in both peak and trough portions of the business cycle
- Synalloy has been a disciplined acquiror, gaining scale and efficiencies for reasonable prices
- TSR outpaced most peers over most periods, except for 2019

Factors outside of Synalloy's control affected the Company's performance in 2019

- There was a deep manufacturing recession and demand shrunk unexpectedly and sharply
- Oil price declines also impacted Synalloy's liquid storage tank business

Synalloy has the right strategy and team in place to recover when the business cycle turns up

- Synalloy has been cutting costs, growing market share and deploying capital carefully
- The Board is committed to running a strategic alternatives process when the COVID-19 crisis subsides and markets return to stability

Privet and UPG appear to be interested in gaining all the benefits of integrating Synalloy into UPG without buying Synalloy

- Privet and UPG's nominees do not have a plan for improving Synalloy other than attempting to make Synalloy dependent upon UPG
- The Privet/UPG plan would likely make an acquisition of Synalloy less attractive to an acquiror and may preclude shareholders from ever receiving a change-in-control premium

Because of cumulative voting, Privet and UPG are all but assured of having two or three representatives elected to the Board

- Any shareholder who lends any support to Privet and UPG is effectively supporting a change in control – Privet and UPG will put those votes to work on electing a fourth director (potentially leading to stalemate) or a fifth director (providing Privet/UPG with Board control)

We urge shareholders to support the Company and resist an effective change-in-control without a premium

VOTE BLUE

CONTACT INFORMATION

MORROW SODALI

509 Madison Avenue, Suite 1206

New York, New York 10022

Shareholders Call Toll Free: (800) 662-5200

Banks and Brokers Call Collect: (203) 658-9400

Email: SYNL@investor.morrowsodali.com

Synalloy



APPENDIX

DIRECTOR BIOGRAPHIES

CRAIG BRAM



President and CEO

Mr. Bram became President and CEO of the Company in January 2011 and has served as a director of the Company since 2004, except for a period between September 2010 and January 2011. As the chief architect of the Company's acquisition strategy, Mr. Bram has been directly involved in every transaction that has occurred since 2012, including the negotiation of the purchase price, associated terms and integration into the overall business. During his tenure, the Company has completed six acquisitions and one divestiture (exiting the underperforming Bristol fab unit), while growing revenue three-fold and posting record profits in 2018. For the first time in the Company's history, Synalloy was added to the Russell 2000 Index in June 2019.

Starting in 1995, Mr. Bram founded or co-founded multiple private companies covering a broad array of services. He founded and was a Managing Director with McCammon Group, a mediation and consulting company, from 1995 through 2011. He served as the President and Chief Executive Officer of Bizport, Ltd., a document management company, from January 2002 to December 2010. He served as a director of TrialNet, Inc. (now Acuity Management Solutions), an electronic billing company, from 1997 to 2013. He continues to provide investment advisory services through his company, Horizon Capital Management, where he was the founder and President since 1995.

Prior to 1995, Mr. Bram served as the General Manager for a national litigation firm, overseeing all business operations and the acquisition of new practices. Mr. Bram started his business career in manufacturing, holding various logistics and supply chain, sales and marketing, and corporate planning and development with Reynolds Metals Company (now Alcoa Corporation NYSE: AA) and Richfood, Inc (now United Natural Foods, Inc NYSE: UNFI). Mr. Bram received his B.B.A. in marketing from James Madison University, graduating summa cum laude. He also received his M.B.A. from Virginia Commonwealth University, with a concentration in finance.

Mr. Bram has over 30 years of experience in business management, financial operations, logistics, management consulting, business start-ups and strategic planning for a variety of companies.

ANTHONY CALLANDER



Mr. Callander has served as a director since 2012. Mr. Callander has served as a Principal at Business Value Consultancy since January 2019. He was appointed Upstate Managing Director by The Hobbs Group, a certified public accounting firm in Columbia, South Carolina, in January 2012. In 2008, he retired from Ernst & Young, LLP after 36 years in their Columbia, South Carolina, Greenville, South Carolina and Atlanta, Georgia offices. He served as a Partner in the firm's audit and assurance practice and in various other roles including Office Managing Partner of the Columbia and Greenville offices and leading the Southeast manufacturing industry group. He has also been an active entrepreneur with direct business interest in several Zaxby's franchise restaurants in Arkansas, from 2008 to 2016. Mr. Callander received a B.S. and Masters in Accountancy from the Darla Moore School of Business at the University of South Carolina. He is a Certified Public Accountant and a Certified Management Accountant.

Mr. Callander spent his career in the audit and assurance practice with significant experience in auditing, mergers and acquisitions, initial public offerings and other financings, reorganizations, business process improvement and business strategy development. From 1998 to 2003, while with Ernst & Young, Mr. Callander served as the audit partner on the Company's independent audits, giving him in-depth experience and knowledge about the Company. Mr. Callander, a Certified Public Accountant, also meets the criteria of a financial expert.

SUSAN GAYNER



Ms. Gayner joined our Board in May 2016. She currently serves as President and CEO of ParkLand Ventures, Inc. ("ParkLand"), an owner-operator of multi-family housing communities in nine states. She served as Chief Operating Officer of ParkLand from October 2010 to May 2014, and as Vice President from May 2009 to October 2010. Ms. Gayner is a chemical engineer and holds a MAI designation (currently inactive). Prior to ParkLand, she served as an independent MAI and held various manufacturing and quality assurance roles with the DuPont Company, between 1989 and 1992, and Hercules, Inc., between 1983 and 1989. Since September 2019, she has served as a Director of Constellation Software Inc. (OTCMKTS: CNSWF). She received a B.A. degree in chemistry and a M.E. degree in chemical engineering, both from the University of Virginia.

Ms. Gayner offers valuable experience in the chemicals business. She has 10 years' experience working for two large chemical companies in the area of quality assurance and as a research and development engineer. In her current role as CEO and President of Parkland, she has valuable experience in executive management and operations.

DIRECTOR BIOGRAPHIES

HENRY GUY



Mr. Guy joined our Board in August 2011. He is the President & CEO of Modern Holdings Incorporated ("Modern Holdings"), a diversified holding company with investments primarily in the insurance, transportation, network services and media industries. He joined Modern Holdings in 2002 and has led investments in over 30 Modern Holdings subsidiaries. Previously, Mr. Guy was a managing director of Anima Regni Partners, a single family office with offices in the United States, Luxembourg and Sweden. Prior to joining Modern Holdings & Anima Regni Partners, Mr. Guy was the Chief Operating Officer of XSource Corporation, a holding company focused on private investments in the United States and Scandinavia. He began his professional career as an officer in the United States Navy where he served in a variety of operational roles in the United States and Southwest Asia.

Mr. Guy's public board experience includes serving on the boards of Metro International S.A. (MTRO); Pergo AB (PERG); Miltope Corporation (MILT); and Scribona AB (CATB). He currently serves on the boards of Evermore Global Advisors (EVGBX), Lors Photography, Inc., Specialty Claims Management & MHI Investments AB. He has served on the Board of Visitors of Vanderbilt University's Owen Graduate School of Management since 2010. Mr. Guy's corporate governance experience also includes serving on the nominating committee for the board of directors of Investment AB Kinnevik. He holds a B.S. degree in economics from the United States Naval Academy and a M.B.A. from Vanderbilt University.

Mr. Guy's primary career focus has been as an owner/operator of private investments. Mr. Guy has a unique combination of operating skills and M&A experience that has been invaluable to the Company's growth by acquisition strategy. His role on the Executive Committee provides the President and CEO with a continuous source of advice and counsel as the Company pursues its strategic initiatives.

Synalloy

JEFFREY KACZKA



Mr. Kaczka was elected to the Board in May 2019. Prior to his retirement in 2015, Mr. Kaczka served as Executive Vice President and Chief Financial Officer for MSC Industrial Direct (NYSE: MSM) from April 2011 to July 2015. Prior to joining MSC Industrial Direct, he held chief financial officer positions at Genworth Financial, Inc. (NYSE: GNW), Owens & Minor, Inc. (NYSE: OMI), Allied Worldwide, Inc. and I-Net, Inc. Mr. Kaczka began his career at General Electric (NYSE: GE) ("GE") in 1981, where he spent 14 years, moving through its Financial Management Program, Corporate Audit Staff and financial positions in several GE operations. Mr. Kaczka earned his B.A. in Economics from Rutgers University.

Mr. Kaczka has more than 25 years of experience in financial management of both public and large private companies. His background as chief financial officer for multiple publicly traded companies brings significant experience in finance, financial and banking transactions, mergers and acquisitions, and audit matters. Mr. Kaczka also meets the criteria of a financial expert.

AMY MICHTICH



Ms. Michtich joined our Board in April 2014. She has served as the Vice President – General Manager, North American Operations of The Scotts Miracle Gro Company since July 2019. From September 2015 to July 2019, she was the Chief Supply Chain Officer of Molson Coors Canada, where she oversaw end-to-end operational excellence for Canada's largest and North America's oldest brewer of quality beers and ciders. From June 2009 to September 2015, she was the Brewery Vice President and Plant Manager of the MillerCoors-Shenandoah Brewery. From November 2007 to May 2009, she served as the Operations Manager at Miller Brewing Company. Prior to 2007, Ms. Michtich held executive and operations leadership positions across various consumer package goods companies including Pepsi Bottling Group, Clorox and Unilever.

Ms. Michtich served on the Board of Directors of Brewers Distributor Ltd., a private joint venture company, between January 2016 and September 2018. Further, she served on the Board of Advisors to James Madison University's College of Business between the years of 2013 and 2017. She earned a B.S. degree from Purdue University's School of Technology located in West Lafayette, IN.

Ms. Michtich has served in senior level leadership positions with several large union and non-union manufacturing businesses. She has significant experience in the areas of manufacturing operations, engineering, distribution and global logistics, human resources, environmental compliance and safety.

DIRECTOR BIOGRAPHIES

JAMES TERRY



Mr. Terry has served on the Board since August 2011. Mr. Terry brings a wealth of experience in the banking industry where he spent more than 38 years. Since March 2018, he serves as Director of Strategic Assets & Investments for Hollingsworth Funds, Inc., a charitable foundation in Greenville, South Carolina. In this role, Mr. Terry manages and provides investment insight for an endowment fund of over $200 million. From October 2009 to February 2018, he was the President of Hollingsworth Funds, Inc. In his aforementioned banking career, he served as the president of Carolina First Bank from 1991 to 2008 growing the bank to become an 87-branch network with the franchise becoming the largest regional bank headquartered in South Carolina, with assets over $6 billion. Prior to 1991, Mr. Terry was employed by First Union Bank for 21 years where he held various positions including Executive Vice President with oversight for U.S. corporate lending, treasury management and asset based financing. He received his B.S. degree from the University of North Carolina.

We believe Mr. Terry's banking experience is valuable in helping the Company evaluate financing options as well as acquisitions.

MURRAY WRIGHT



Mr. Wright was elected Chairman of the Board in April 2014 and has served on the Board since April 2001. Prior to his retirement in 2014, he was Senior Counsel at the Richmond, Virginia law firm of DurretteCrump, PLC. From 2011 until January 2013, he was a Partner at the VanDeventer Black LLP law firm in Richmond, Virginia, where he served as Senior Counsel from 2009 to 2011. From 1999 to 2012, he was a founder and managing director of Avitas Capital, LLC, a closely held investment banking firm. In 1986, he founded the law firm of Wright, Robinson, Osthimer & Tatum in Richmond, Virginia. He served as chief executive officer of the law firm from 1986 until 2006. Mr. Wright has served on the board of Bizport, Ltd., a document management company, from 1987 until February 2020. He received his B.A. degree from Vanderbilt University and his J.D. from Vanderbilt University School of Law.

Mr. Wright's career as a trial lawyer, founder and chief executive of a law firm and his business and financial experience as managing director of a closely-held investment banking firm are considered to be valuable attributes to the Board.

SINCE MR. BRAM BECAME CEO, SYNALLOY HAS OUTPERFORMED MEDIAN OF PEERS

Among all the peers selected by the Company, Privet and ISS, Synalloy has performed above the median

Total Shareholder Returns During Mr. Bram's Tenure (Until Announcement of Privet / UPG Group on March 5, 2020)



Transcat, Inc.
UFP Technologies, Inc.
CSW Industrials, Inc.
American Vanguard Corporation
Insteel Industries, Inc.
Worthington Industries, Inc.
Ingevity Corporation
Lawson Products, Inc.
DMC Global Inc.
Eastern Company
Landec Corporation
Northwest Pipe Company
Synalloy Corporation
Steel Partners Holdings LP
Nucor Corporation
Hurco Companies, Inc.
Hawkins, Inc.
Trecora Resources
Perma-Pipe International Holdings Inc
Ryerson Holding Corporation
Friedman Industries, Incorporated
Graham Corporation
Haynes International, Inc.
Olympic Steel, Inc.
Core Molding Technologies, Inc.
L.S. Starrett Company Class A
L. B. Foster Company
Universal Stainless & Alloy Products, Inc.
MRC Global Inc.
Allegheny Technologies Incorporated
Houston Wire & Cable Company
McEwen Mining Inc.
TimkenSteel
Ampco-Pittsburgh Corporation
Venator Materials PLC
Median
-100%
-50%
0%
50%
100%
150%
200%
250%
300%
350%

Source: FactSet. Includes all peer companies listed in the appendix. TSR from January 21, 2011 to March 5, 2020

Synalloy

PEER GROUP DEFINITIONS

METALS PEERS

Symbol	Security Name	Sector	Market Cap	2019 Revenue
ATI-USA	Allegheny Technologies Incorporated	Steel	$2,604.9	$4,122.5
AP-USA	Ampco-Pittsburgh Corporation	Steel	38.1	397.9
GHM-USA	Graham Corporation	Industrial Machinery	216.2	91.8
HAYN-USA	Haynes International, Inc.	Steel	447.8	490.2
HWCC-USA	Houston Wire & Cable Company	Steel Distributor	72.3	338.3
IIIN-USA	Insteel Industries, Inc.	Metal Fabrication	413.9	455.7
FSTR-USA	L. B. Foster Company	Trucks/Construction/Farm Machinery	205.0	655.1
MRC-USA	MRC Global Inc.	Steel Distributor	1,121.0	3,662.0
NWPX-USA	Northwest Pipe Company	Metal Fabrication	324.7	279.3
NUE-USA	Nucor Corporation	Steel	17,064.9	22,588.9
ZEUS-USA	Olympic Steel, Inc.	Steel	197.0	1,579.0
RYI-USA	Ryerson Holding Corporation	Steel Distributor	447.0	4,501.6
SPLP-USA	Steel Partners Holdings LP	Electrical Products	302.7	1,546.7
TMST-USA	TimkenSteel	Steel	352.3	1,208.8
USAP-USA	Universal Stainless & Alloy Products, Inc.	Steel	130.9	243.0
	MEDIAN		324.7	655.1
SYNL-USA	Synalloy Corporation	Steel	116.6	305.2

- Companies participate in the same value chain as Synalloy
- Peers are customers, suppliers or competitors facing the same economic conditions and supplying the same end markets

2020 PROXY PEERS

Symbol	Security Name	Sector	Market Cap	2019 Revenue
AVD-USA	American Vanguard Corporation	Chemicals: Agricultural	$587.7	$468.2
AP-USA	Ampco-Pittsburgh Corporation	Steel	38.1	397.9
CSWI-USA	CSW Industrials, Inc.	Industrial Specialties	1,158.8	350.2
CMT-USA	Core Molding Technologies, Inc.	Industrial Machinery	26.9	284.3
EML-USA	Eastern Company	Industrial Specialties	190.4	251.7
HWCC-USA	Houston Wire & Cable Company	Metal Fabrication	72.3	338.3
HWKN-USA	Hawkins, Inc.	Wholesale Distributors	486.9	556.3
HAYN-USA	Haynes International, Inc.	Steel	447.8	490.2
HURC-USA	Hurco Companies, Inc.	Industrial Machinery	259.7	263.4
IIIN-USA	Insteel Industries, Inc.	Metal Fabrication	413.9	455.7
LNDC-USA	Landec Corporation	Food: Major Diversified	329.7	557.6
LAWS-USA	Lawson Products, Inc.	Wholesale Distributors	466.7	370.8
FSTR-USA	L. B. Foster Company	Trucks/Construction/Farm Machinery	205.0	655.1
NWPX-USA	Northwest Pipe Company	Metal Fabrication	324.7	279.3
PPIH-USA	Perma-Pipe International Holdings Inc	Industrial Machinery	75.4	129.0
UFPT-USA	UFP Technologies, Inc.	Containers/Packaging	368.9	198.4
USAP-USA	Universal Stainless & Alloy Products, Inc.	Steel	130.9	243.0
	MEDIAN		324.7	350.2
SYNL-USA	Synalloy Corporation	Steel	116.6	305.2

- Companies were chosen by the Compensation Committee to measure relative performance of Synalloy for its executive compensation program
- Peers are manufacturing companies with market caps and revenues similar to Synalloy

Source: FactSet. Market caps as of December 31, 2019

Synalloy

PEER GROUP DEFINITIONS

ISS 2019 PEERS*

Symbol	Security Name	Sector	Market Cap	2019 Revenue
AP-USA	Ampco-Pittsburgh Corporation	Steel	$38.1	$397.9
BOOM-USA	DMC Global Inc.	Metal Fabrication	658.2	397.6
EML-USA	Eastern Company	Industrial Specialties	190.4	251.7
FRD-USA	Friedman Industries, Incorporated	Metal Fabrication	42.1	187.2
HAYN-USA	Haynes International, Inc.	Steel	447.8	490.2
HWCC-USA	Houston Wire & Cable Company	Metal Fabrication	72.3	338.3
HURC-USA	Hurco Companies, Inc.	Industrial Machinery	259.7	263.4
SCX-USA	L.S. Starrett Company Class A	Tools & Hardware	40.0	228.0
LAWS-USA	Lawson Products, Inc.	Wholesale Distributors	466.7	370.8
MUX-USA	McEwen Mining Inc.	Precious Metals	508.4	117.0
PPIH-USA	Perma-Pipe International Holdings Inc	Industrial Machinery	75.4	129.0
TRNS-USA	Transcat, Inc.	Electronic Equipment/Instruments	234.5	160.9
UFPT-USA	UFP Technologies, Inc.	Containers/Packaging	368.9	198.4
USAP-USA	Universal Stainless & Alloy Products, Inc.	Steel	130.9	243.0
	MEDIAN		212.5	247.4
SYNL-USA	Synalloy Corporation	Steel	116.6	305.2

- Companies were chosen by ISS for its annual meeting analysis for Synalloy in 2019
- A majority of these peers overlap with Synalloy's proxy peers

PRIVET'S CHOSEN PEER GROUP**

Symbol	Security Name	Sector	Market Cap	2019 Revenue
HWKN-USA	Hawkins, Inc.	Wholesale Distributors	$486.9	$556.3
NGVT-USA	Ingevity Corporation	Chemicals: Major Diversified	3,654.6	1,292.9
IIIN-USA	Insteel Industries, Inc.	Metal Fabrication	413.9	455.7
NWPX-USA	Northwest Pipe Company	Metal Fabrication	324.7	279.3
ZEUS-USA	Olympic Steel, Inc.	Steel	197.0	1,579.0
RYI-USA	Ryerson Holding Corporation	Steel	447.0	4,501.6
TREC-USA	Trecora Resources	Oil Refining/Marketing	176.7	259.0
USAP-USA	Universal Stainless & Alloy Products, Inc.	Steel	130.9	243.0
VNTR-USA	Venator Materials PLC	Chemicals: Specialty	408.1	2,130.0
WOR-USA	Worthington Industries, Inc.	Steel	2,364.9	3,759.6
	MEDIAN		411.0	924.6
SYNL-USA	Synalloy Corporation	Steel	116.6	305.2

- Companies were chosen by Privet
- Notably, there is only a single company on Privet's list of peers that overlaps with the ISS peer group
- Privet's peers are much bigger companies by revenue and market cap

*Source: FactSet. Market caps as of December 31, 2019. * ISS Report, May 16, 2019. ** Privet/UPG proxy statement*